As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Confluent, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-1824387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

899 W. Evelyn Avenue

Mountain View, California 94041

(800) 439-3207

(Address of principal executive offices) (Zip code)

Confluent, Inc. 2021 Equity Incentive Plan

Confluent, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Steffan Tomlinson

Chief Financial Officer

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

(800) 439-3207

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Siana Lowrey Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Melanie Vinson Brianna Murray Confluent, Inc. 899 W. Evelyn Avenue Mountain View, California 94041 (800) 439-3207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Confluent, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 13,590,094 additional shares of its Class A common stock under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 Plan on January 1, 2022, and (ii) 2,718,018 additional shares of its Class A common stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2021 ESPP on January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Class A common stock for issuance under the 2021 Plan, the 2021 ESPP, and the Registrant’s Amended and Restated 2014 Stock Plan on a Registration Statement on Form S-8 filed with the Commission on June 24, 2021 (File No. 333-257338) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement except as set forth below.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Confluent, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022.

(b)

The description of the Registrant’s Class A Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on June 21, 2021 (File No. 001-40526) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Confluent, Inc.	8-K	001-40526	3.1	June 28, 2021

4.2	Amended and Restated Bylaws of Confluent, Inc.	S-1/A	333-256693	3.4	June 16, 2021

4.3	Form of Class A Common Stock Certificate.	S-1/A	333-256693	4.1	June 16, 2021

4.4	Indenture, dated as of December 13, 2021, by and between the Registrant and U.S. Bank National Association, as Trustee.	8-K	001-40526	4.1	December 14, 2021

4.5	Form of Global Note, representing the Registrant’s 0% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture filed as Exhibit 4.4).	8-K	001-40526	4.2	December 14, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page).

99.1	2021 Equity Incentive Plan.	S-1/A	333-256693	10.5	June 16, 2021

99.2	Forms of Notice of Stock Option Grant, Global Stock Option Agreement, and Exercise Notice under the 2021 Equity Incentive Plan.	S-1/A	333-256693	10.6	June 16, 2021

99.3	Form of Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-1/A	333-256693	10.7	June 16, 2021

99.4	2021 Employee Stock Purchase Plan.	S-1/A	333-256693	10.8	June 16, 2021

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 25th day of February, 2022.

CONFLUENT, INC.

By:	/s/ Edward Jay Kreps
Edward Jay Kreps
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Jay Kreps, Steffan Tomlinson, and Melanie Vinson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Jay Kreps	Chief Executive Officer and Director	February 25, 2022
Edward Jay Kreps	(Principal Executive Officer)

/s/ Steffan Tomlinson	Chief Financial Officer	February 25, 2022
Steffan Tomlinson	(Principal Financial Officer)

/s/ Ying Christina Liu	Chief Accounting Officer	February 25, 2022
Ying Christina Liu	(Principal Accounting Officer)

/s/ Lara Caimi	Director	February 25, 2022
Lara Caimi

/s/ Jonathan Chadwick	Director	February 25, 2022
Jonathan Chadwick

/s/ Alyssa Henry	Director	February 25, 2022
Alyssa Henry

/s/ Matthew Miller	Director	February 25, 2022
Matthew Miller

/s/ Neha Narkhede	Director	February 25, 2022
Neha Narkhede

/s/ Greg Schott	Director	February 25, 2022
Greg Schott

/s/ Eric Vishria	Director	February 25, 2022
Eric Vishria

/s/ Mike Volpi	Director	February 25, 2022
Mike Volpi